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                                                                    EXHIBIT 99.2

                                 AMENDMENTS TO
                        ARTICLE IV OF RESTATED BY-LAWS

     SECTION 3. The Chairman of the Board; Vice Chairman. The Board may, at its
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election, appoint a Chairman of the Board. If such an officer be elected, he shall, if present, preside at all meetings of the stockholders and of the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board. The Board may, at its election, also appoint a
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Vice Chairman of the Board to preside at all meetings of the stockholders and
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of the Board in the absence of the Chairman of the Board and to have such
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other powers and duties as may from time to time be assigned to him by the
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Board.
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*  Underscorings on this Exhibit indicate language added. Unmarked language on this Exhibit indicates existing (unamended) text of the Restated By-Laws.

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